Exhibit 32
CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL
OFFICER
PURSUANT TO RULE 13a-14(b) UNDER THE SECURITIES EXCHANGE ACT OF
1934 AND 18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF
2002
In connection with this quarterly report on Form 10-Q of Medical Properties Trust, Inc. (the “Company”) for the quarter ended March 31, 2011 (the “Report”), each of the undersigned, Edward K. Aldag, Jr. and R. Steven Hamner, certifies, pursuant to Section 18 U.S.C. Section 1350, that:
1.	The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 10, 2011	/s/ Edward K. Aldag, Jr.
Edward K. Aldag, Jr.
Chairman, President and Chief Executive Officer

/s/ R. Steven Hamner
R. Steven Hamner
Executive Vice President and Chief Financial Officer